UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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INTERNATIONAL MONEY EXPRESS, INC.

(Name of Registrant as Specified in Its Charter)

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Team,

Today is an important and exciting day for Intermex. We have announced that Intermex will merge with Western Union, one of the most recognized and respected names in our industry. This news may come as a surprise, but I want you to know that it represents a positive step for our company, our customers, and for all of you.

Why This Is Happening
Over the past 16 years, we have built Intermex into a leader in money transfer services across the U.S., Latin America, and the Caribbean. We have achieved this success through your hard work, your passion for our mission, and your commitment to serving our customers with excellence.

The financial services world is changing quickly, and this partnership puts us in the best possible position for the future. By joining with Western Union, we will combine our strengths, expand our global reach, and gain the resources to innovate and grow even faster. We believe that, together, we can accomplish things that neither company could achieve alone.

What This Means for You
We know announcements like this can raise questions. Here is what we can share at this stage:

•	The acquisition is anticipated to be completed by mid-2026, and we will provide updates as developments occur.
•	Daily operations will continue as they do today with the current leadership team guiding the transition.
•	Your role and reporting line are expected to remain the same during the transition period.
•	We are not aware of any immediate changes to pay or benefits. If changes are planned, we will share them clearly and with as much notice as possible.
•	Intermex will become a key brand within Western Union in the US, with the same commitment and dedication to our customers.
•	We will provide regular updates so you have the latest information as plans progress.

What Happens Next
The merger will move through the normal approval process, which will take time. Until it is complete, nothing changes in how we operate or serve our customers. In the coming days, we will hold town hall meetings to share more details, answer questions, and discuss what this exciting new chapter means for us.

Looking Ahead Together
This is a proud moment for Intermex. It is recognition of everything you have helped build and a sign of the confidence Western Union has in our team, our business, and our future. This is also an opportunity for all of you to have the chance to grow with a global company, innovate, and to make an even greater difference in the lives of the people and communities we serve.

Thank you for your dedication, teamwork, and commitment to our mission. I am proud to lead this team and I look forward to what we will accomplish together as an integral part of Western Union.

Sincerely,
Robert Lisy
Chairman and Chief Executive Officer

Additional Information and Where to Find It

This communication relates to a proposed acquisition (the “Transaction”) of International Money Express, Inc. (“Intermex”) by The Western Union Company (“Western Union”).

In connection with the proposed transaction between Intermex and Western Union, Intermex will file with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Intermex stockholders. Intermex may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Intermex may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed with the SEC or will be filed with the SEC by Intermex (when they become available) through the website maintained by the SEC at http://www.sec.gov or from Intermex at its website, www.intermexonline.com.

Participants in the Solicitation

Intermex, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Intermex in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of Intermex and other persons who may be deemed to be participants in the solicitation of stockholders of Intermex in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement related to the Transaction, which will be filed with the SEC. Additional information about Intermex, the directors and executive officers of Intermex and their ownership of Intermex common stock can also be found in its Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 27, 2025, and its definitive proxy statement, as amended, as filed with the SEC on May 12, 2025, and other documents subsequently filed by Intermex with the SEC. Free copies of these documents may be obtained as described above. To the extent holdings of Intermex securities by its directors or executive officers have changed since the amounts set forth in such documents, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement relating to the proposed transaction when it is filed with the SEC.

Communication to Agents

Subject: Intermex and Western Union: A New Chapter for Our Agents

Dear [Agent Name],

You are one of the reasons Intermex has grown into one of the most trusted names in money transfer. Every day, you serve your customers with dedication, and together we have built a network that connects millions of families. Today, I am excited to share some important news that will make our future together even stronger.

Intermex has entered into an agreement to merge with Western Union, one of the most recognized and respected names in the remittance industry. This is a partnership built on shared values: integrity, reliability, and a commitment to serving customers with excellence.

What this means for you right now:

•	Your business continues as it does today. Your commissions, payment schedules, and operational processes will remain the same.
•	The same team you know and trust will continue to serve you. You will keep working with your Intermex representatives who understand your business and your customers.
•	Your customers will experience no disruption in service. The way they send and receive money will not change.

What this means for the future:
We believe that joining forces with Western Union will give you access to more products and new services to help you grow your customer base and increase your revenue.

We will keep you informed as this process moves forward and will ensure the transition is seamless for you and your customers. Thank you for the trust you place in Intermex and for everything you do to serve your community. We are proud to work alongside you and look forward to what we will accomplish together in this next chapter.

Sincerely,
Joseph Aguilar
President – Latin America
Intermex

Communication to Vendors/Suppliers

Subject: Intermex Joins Forces with Western Union

Dear [Vendor/Supplier Name],

Your partnership has been an important part of Intermex’s growth and success. Together, we have built strong relationships, delivered quality and reliability, and supported the communities we serve. Today, I am pleased to share important news about the next step in our journey.

Intermex has entered into an agreement to merge with Western Union, one of the most recognized and respected names in the remittance industry. This partnership is built on shared values of trust, innovation, and a commitment to excellence, and it will strengthen our ability to serve customers and partners like you.

What this means for you right now:

•	Our relationship continues without change. Your existing contracts, payment terms, and points of contact at Intermex remain the same.
•	Business will continue as usual with no disruption to the way we work together.
•	Western Union’s resources and expertise will give us a stronger foundation to invest in technology, expand services, and increase operational efficiency.

Looking ahead:
This partnership creates new opportunities for collaboration and growth. As our capabilities expand, we look forward to finding new ways to deepen our work together and deliver even more value to our shared customers.

Thank you for your trust and support. We look forward to building the future together.

Sincerely,
Robert Lisy
Chief Executive Officer
Intermex

Communication to Partners (Payment Networks, Corporate Clients)

Subject: Intermex Joins Forces with Western Union

Dear [Partner Name],

For many years, we have been proud to work alongside you to provide fast, reliable, and secure payment services to customers around the world. Together, we have connected families, supported communities, and ensured every transaction is handled with care and precision.

Today, I am pleased to share that Intermex has entered into an agreement to merge with Western Union, one of the most recognized and respected names in the remittance industry. This step builds on our shared strengths and will help us deliver even greater value to our customers and partners like you.

What this means for you right now:

•	Service will remain uninterrupted. All integrations, payment flows, and processes continue exactly as they do today.
•	Your contacts remain the same. You will continue working with the Intermex team who knows your business and your market.
•	Our commitment to excellence will remain unchanged. We will continue to uphold our high standards for compliance, transaction security, and reliability.

Looking ahead:
With the combined resources of Intermex and Western Union, we will be able to expand payout options, grow transaction volumes, and introduce new technology and services to strengthen our partnership.

We deeply value the trust you place in us and look forward to what we can achieve together in this next chapter.

Sincerely,
Robert Lisy
Chief Executive Officer
Intermex

Communication to Banking Partners

Subject: Strengthening Our Banking Partnerships with Western Union

Dear [Partner Name],

Our banking partners have always been essential to Intermex’s mission of connecting families and communities through safe, reliable money transfers. Your trust and collaboration have been cornerstones of our success.

Today, I am pleased to share that Intermex has entered into an agreement to merge with Western Union, one of the most recognized and respected names in the remittance industry. This step reflects our shared commitment to operational excellence, regulatory compliance, and financial integrity.

What this means for you right now:

•	There will be no disruption to operations. All settlement processes, transaction flows, and compliance protocols will remain exactly as they do today.
•	You will continue working with the Intermex banking and compliance teams you know and trust.
•	Our commitment to compliance and security will remain a top priority. We will continue to uphold our standards for AML controls, regulatory adherence, and customer protection.

Looking ahead:
With the combined expertise and resources of Western Union, we will have greater capacity to grow transaction volumes, expand into new corridors, and enhance technology and security infrastructure.

We are committed to ensuring that this transition strengthens our partnership. Thank you for the trust you have placed in us, and we look forward to building the future together.

Sincerely,
Robert Lisy
Chief Executive Officer
Intermex

Additional Information and Where to Find It

This communication relates to a proposed acquisition (the “Transaction”) of International Money Express, Inc. (“Intermex”) by The Western Union Company (“Western Union”).

In connection with the proposed transaction between Intermex and Western Union, Intermex will file with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Intermex stockholders. Intermex may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Intermex may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed with the SEC or will be filed with the SEC by Intermex (when they become available) through the website maintained by the SEC at http://www.sec.gov or from Intermex at its website, www.intermexonline.com.

Participants in the Solicitation

Intermex, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Intermex in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of Intermex and other persons who may be deemed to be participants in the solicitation of stockholders of Intermex in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement related to the Transaction, which will be filed with the SEC. Additional information about Intermex, the directors and executive officers of Intermex and their ownership of Intermex common stock can also be found in its Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 27, 2025, and its definitive proxy statement, as amended, as filed with the SEC on May 12, 2025, and other documents subsequently filed by Intermex with the SEC. Free copies of these documents may be obtained as described above. To the extent holdings of Intermex securities by its directors or executive officers have changed since the amounts set forth in such documents, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement relating to the proposed transaction when it is filed with the SEC.